Exhibit 1.2

OPENDOOR TECHNOLOGIES INC.

$200,000,000

Common Stock (par value $0.0001 per share)

SALES AGREEMENT

May 2, 2024

Barclays Capital Inc.
745 Seventh Avenue

New York, New York 10019

Virtu Americas LLC

1633 Broadway

New York, New York 10019

Ladies and Gentlemen:

Opendoor Technologies Inc., a Delaware corporation (the “Company”), proposes to sell from time to time through Barclays Capital Inc. and Virtu Americas LLC, as sales agents (each, an “Agent,” and collectively, the “Agents”), shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $200,000,000 (the “Stock”) on the terms set forth in Section 2 of this agreement (this “Agreement”).

1.      Representations, Warranties and Agreements of the CompanyThe Company represents, warrants and agrees that:

(a)           An automatic shelf registration on Form S-3 relating to the issuance and sale of certain securities of the Company, including the Stock, (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii)  will be filed with the Commission under the Securities Act; and (iii)  will, upon such filing with the Commission, become effective under the Securities Act. Copies of such registration statement and any amendments and supplements thereto have been or will be delivered by the Company to the Agents. As used in this Agreement:

(i)            “Applicable Time” means, with respect to any shares of Stock, each time of sale of such shares pursuant to this Agreement;

(ii)            “Base Prospectus” means the base prospectus filed with the Commission as part of the Registration Statement (as defined below), in the form in which it is filed with the Commission on the date of this Agreement;

(iii)          “Effective Date” means any date as of which any part of such registration statement relating to the Stock became, or is deemed to have become, effective under the Securities Act in accordance with the rules and regulations thereunder;

(iv)          “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Stock;

(v)          “Pricing Disclosure Package” means, as of each Applicable Time, the Prospectus (as defined below) and each Issuer Free Writing Prospectus filed or used by the Company on or before such Applicable Time, taken together (collectively, and, with respect to any shares of Stock, together with the public offering price of such shares), other than a road show that is an Issuer Free Writing Prospectus, but is not required to be filed under Rule 433 under the Securities Act;

(vi)          “Prospectus” means the Base Prospectus, as amended and supplemented by the Prospectus Supplement (as defined below), in the form in which such Base Prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii)        “Prospectus Supplement” means the prospectus supplement specifically relating to the Stock prepared and filed with the Commission pursuant to Rule 424(b) under the Securities Act and in accordance with Section 5(a) hereof; and

(viii)       “Registration Statement” means, collectively, the various parts of such registration statement, each as amended, as of the Effective Date for such part, including any Prospectus and all exhibits to such registration statement, including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company with respect to the Stock, is also herein called the “Registration Statement.” Any reference to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the Prospectus, as the case may be.

Any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Prospectus, and before the date of such amendment or supplement and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the knowledge of the Company, threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)          Since the time of the initial filing of the Registration Statement, the Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act (“Rule 405”)) eligible to use Form S-3 for the offering of the Stock. The Company is not and will not be an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was or will be filed not earlier than the date that is three years prior to the applicable Delivery Date (as defined in Section 2).

(c)           The Registration Statement conformed and will conform in all material respects on each Effective Date and on each Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed with the Commission, to the requirements of the Securities Act and the rules and regulations thereunder. The Prospectus conformed and will conform in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on each Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in the Prospectus conformed, and any further documents so incorporated will conform, in all material respects when filed with the Commission to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder.

(d)          The Registration Statement did not and will not, as of any Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein, which information is specified in Section 6(e).

(e)           The Prospectus did not and will not, as of its date or as of any Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein, which information is specified in Section 6(e).

(f)           The documents incorporated by reference in the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)          The Pricing Disclosure Package did not and will not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein, which information is specified in Section 6(e).

(h)          The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(i)           Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied or will comply with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Agents. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(j)           Each of the Company and its subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus and the Pricing Disclosure Package, and is duly qualified to do business as a foreign organization and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(k)          All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Prospectus and the Pricing Disclosure Package, all outstanding shares of capital stock of material subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(l)            The Company’s authorized equity capitalization is as set forth in the Prospectus and the Pricing Disclosure Package; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus and the Pricing Disclosure Package; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the shares of the Stock to be issued and sold by the Company through the Agents hereunder have been duly and validly authorized and, when issued and delivered to and paid for by the Agents pursuant to this Agreement, will be fully paid and nonassessable; the shares of the Stock in book-entry form are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Stock, except for any such rights as have been effectively waived; and, except as set forth in the Prospectus and the Pricing Disclosure Package, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(m)          There is no franchise, contract or other document of a character required to be filed as an exhibit thereto, which is not filed as required, and the statements in the Prospectus under the headings “Description of Capital Stock” and “Plan of Distribution” insofar as such statements summarize agreements, documents or the terms of the Common Stock, are accurate and fair summaries of such agreements, documents or terms in all material respects.

(n)          This Agreement has been duly and validly authorized, executed and delivered by the Company.

(o)         The Company is not and, after giving effect to the offering and sale of the Stock and the application of the proceeds thereof as described in the Prospectus and the Pricing Disclosure Package, will not be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(p)          No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act, the listing rules of the Exchange and the applicable rules of the Financial Industry Regulatory Authority, Inc., and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Stock through the Agents in the manner contemplated herein and in the Prospectus and the Pricing Disclosure Package.

(q)          Neither the issuance and sale of the Stock nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) for any such breach, violation or imposition as would not reasonably be expected to have a Material Adverse Effect and except as would not materially adversely affect the ability of the Agents to consummate the transactions contemplated by this Agreement.

(r)           Except as described in the Prospectus and the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company, as applicable, to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Stock registered pursuant to the Registration Statement, except as have been validly waived in connection with the issuance and sale of the Stock contemplated hereby and as have been described in the Prospectus and the Pricing Disclosure Package, and the holders of outstanding shares of capital stock of the Company are not entitled to statutory preemptive or other similar contractual rights to subscribe for the Stock.

(s)          The consolidated historical financial statements of the Company and its consolidated subsidiaries (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act, as applicable, and have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. Any selected financial data set forth in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly present, in all material respects, the information included therein on the basis stated in the Registration Statement, the Prospectus and the Pricing Disclosure Package, the information included therein. All disclosures contained or incorporated by reference in the Prospectus and the Pricing Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The Prospectus and the Pricing Disclosure Package include all financial statements required to be included in the Registration Statement by Regulation S-X under the Securities Act, and no additional financial statements are required to be included in the Registration Statement or Prospectus.

(t)           Except as described in the Prospectus and the Pricing Disclosure Package, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect.

(u)          Each of the Company and each of its subsidiaries owns or leases all such real and personal properties (other than with respect to Intellectual Property (as defined below) as are necessary to the conduct of its operations as presently conducted. The Company and its subsidiaries have good and marketable title in fee simple to all real property and all personal property (other than with respect to Intellectual Property (as defined below), which is addressed exclusively in Section 1(ww)) owned by them (excluding any homes the Company or its subsidiaries purchase in the ordinary course of their business), in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus and the Pricing Disclosure Package or such as do not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting rights or remedies of creditors generally; and (ii) the application of general principles of equity).

(v)          Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) for any such violation or default as would not reasonably be expected to have a Material Adverse Effect.

(w)         Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus and the Pricing Disclosure Package, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and the Public Company Accounting Oversight Board (United States) (PCAOB) (the “PCAOB”) as required by the Securities Act.

(x)           There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company to the Agents of the Stock.

(y)          The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(z)           Except as described in the Prospectus and the Pricing Disclosure Package, no labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could be reasonably expected to have a Material Adverse Effect.

(aa)        The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(bb)        No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as set forth in or contemplated in the Prospectus and the Pricing Disclosure Package.

(cc)        The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations (collectively, “Permits”) required to be issued by all applicable authorities necessary to conduct their respective businesses, except for any such failure to possess as would not reasonably be expected to have a Material Adverse Effect or except as described in the Prospectus and Pricing Disclosure Package, and neither the Company nor any such subsidiary is in violation of, or in default under, any such permit, except for any violation or default as would not reasonably be expected to have a Material Adverse Effect; and the Company and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus and the Pricing Disclosure Package.

(dd)        Except as set forth in the Prospectus and the Pricing Disclosure Package, the Company and each of its subsidiaries, considered together as one entity, maintain a system of internal accounting controls (as contemplated under Rule 13a-15(f) of the Exchange Act) designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included in the Registration Statement, the Prospectus and the Pricing Disclosure Package is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto. The Company’s and its subsidiaries’ internal controls over financial reporting are effective and, except as set forth in the Prospectus and the Pricing Disclosure Package, the Company and its subsidiaries are not aware of any material weakness or significant deficiencies in their internal controls over financial reporting or of any fraud that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(ee)         The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(ff)          The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” set forth or incorporated by reference in the Prospectus and the Pricing Disclosure Package accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies and Estimates”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies and Estimates; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(gg)        Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(hh)        The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(ii)           The Company has not taken, directly or indirectly (without giving effect to the activities of the Agents), any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

(jj)           The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than the Prospectus and any Issuer Free Writing Prospectus to which the Agents have consented in accordance with Section 1(i) or 3(a)(vii).

(kk)          Except as described in the Prospectus and the Pricing Disclosure Package, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ll)           In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that, except as disclosed in the Prospectus and the Pricing Disclosure Package, such associated costs and liabilities would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(mm)       Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Prospectus and the Pricing Disclosure Package is not based on or derived from sources that are reliable and accurate in all material respects.

(nn)        Except as described in the Prospectus and the Pricing Disclosure Package, none of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries, except, in each case, with respect to the events or conditions set forth in (i) through (iii) of this sentence, as would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Prospectus and the Pricing Disclosure Package, none of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA with respect to any Plan; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment, except, in each case, with respect to the events or conditions set forth in (i) through (iv) of this sentence, as would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA sponsored, maintained or contributed to by the Company or any of its subsidiaries.

(oo)        There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), that are in effect and with which the Company is required to comply as of any Effective Date, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(pp)        None of the Company or any of its subsidiaries or controlled affiliates, or any director, officer or employee thereof, or, to the knowledge of the Company, any agent of the Company or any of its subsidiaries or affiliates, has taken any action, directly or indirectly, (i) in furtherance of a corrupt offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, to any person in order to influence official action, or to otherwise secure any improper advantage, or (ii) in violation of the U.S. Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as amended, or any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).

(qq)        The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable anti-money laundering laws, rules and regulations, including the financial recordkeeping and reporting requirements contained therein, and including, to the extent applicable, those of the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”)

(rr)          None of the Company, any of its subsidiaries or affiliates, or any director, officer, employee, controlled affiliate or, to the knowledge of the Company, any agent or representative of the Company or any of its subsidiaries, is, or is controlled or directly or indirectly owned, whether individually or in the aggregate, 50% or more by or is acting on behalf of, one or more individuals or entities that (i) are currently the subject or target of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union, His Majesty’s Treasury of the United Kingdom or applicable sanctions authorities where the Company or its subsidiaries operate (collectively, “Sanctions,” and such persons, “Sanctioned Persons,” and each such person, a “Sanctioned Person”), or (ii) are located, organized or ordinarily resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory, including, without limitation, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea and Syria (collectively, “Sanctioned Countries,” and each, a “Sanctioned Country”).

(ss)        None of the Company or its subsidiaries or affiliates have for the past ten (10) years engaged in, are now engaged in or will engage in any dealings or transactions with or for the benefit of any Sanctioned Person, or with or in any Sanctioned Country.

(tt)          None of the Company or any of its subsidiaries, or any director, officer, employee, controlled affiliate or, to the knowledge of the Company, any agent of the Company or any of its subsidiaries, will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity, (i) to fund or facilitate any activities or business of or with a Sanctioned Person or Sanctioned Country, or in a Sanctioned Country, (ii) to fund or facilitate any money laundering or terrorist financing activities, or (iii) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as sales agent, advisor, investor or otherwise).

(uu)        The Company and its subsidiaries have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

(vv)       The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(ww)      Except as disclosed in the Prospectus and the Pricing Disclosure Package, (i) the Company and its subsidiaries own or have obtained valid, enforceable and adequate rights and licenses to use all patents, patent applications, trade and service marks, trade names, domain names, copyrights and other works of authorship, inventions, trade secrets, technology, designs, processes, software, technical data and information, know-how and other intellectual property, and registrations and applications for registrations of any of the foregoing (collectively, the “Intellectual Property”) that are reasonably necessary for or are used in the conduct of the Company’s business as now conducted (it being understood that the foregoing is not a representation or warranty with respect to the noninfringement of third-party Intellectual Property); (ii) the conduct of the respective businesses of the Company and its subsidiaries do not infringe, misappropriate, or otherwise violate in any material respect any intellectual property of another. Except as disclosed in the Prospectus and the Pricing Disclosure Package, (iii) there are no rights of third parties to any Intellectual Property owned by the Company and its subsidiaries (the “Company Intellectual Property”), including no liens, security interests, licenses (other than non-exclusive licenses entered into in the ordinary course) or other encumbrances; (iv) to the Company’s knowledge, there is no material infringement by third parties of any Company Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Company Intellectual Property; (vi) the Company Intellectual Property has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Company Intellectual Property, including interferences, oppositions, reexaminations, or government proceedings; (vii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates, or otherwise violates any intellectual property of others; (viii) the Company and its subsidiaries have taken commercially reasonable steps to protect, maintain and safeguard their confidential information and any Company Intellectual Property constituting trade secrets, including the execution of commercially reasonable nondisclosure, confidentiality agreements and invention assignment agreements and, to the Company’s knowledge, no employee, consultant, or independent contractor of the Company is in, or has been in, violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer or other counterparty where the basis of such violation relates to such person’s engagement with the Company, actions undertaken while employed or engaged with the Company, or the ownership by the Company of the Company Intellectual Property, except where any such violation would not reasonably be expected to have a Material Adverse Effect; (ix) all patents and patent applications owned by the Company have, to the knowledge of the Company, been duly and properly filed and maintained and to the knowledge of the Company, there are no material defects in any of the patents, trademarks and copyrights and patent, trademark and copyright applications included in the Company Intellectual Property; (x) there is no prior art of which the Company is aware that may render any patent owned by the Company invalid or any patent application applied for by the Company unpatentable except as would not be expected to be material to the Company and its subsidiaries taken as a whole; (xi) other than royalties, fees or other consideration payable, or licenses granted, in the ordinary course of business, the Company and its subsidiaries are not obligated or under any liability to make any material payment by way of royalties, fees or otherwise grant a license, or provide other material consideration to any owner or licensee of, or other claimant to, any Intellectual Property, used in the conduct of their respective businesses as now conducted; (xii) no technology employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of any contractual or legal obligation binding on the Company, its subsidiaries or any of their officers, directors, employees or contractors, except for any such violation as would not reasonably be expected to have a Material Adverse Effect; and (xiii) no software licensed under an “open source” or similar licensing model that meets the definition of “open source” promulgated by the Open Source Initiative located online at http://opensource.org/osd (e.g., GNU General Public License, GNU Lesser General Public License, and GNU Affero General Public License)) that is licensed by the Company or its subsidiaries is being used by the Company or its subsidiaries: (a) in violation of any material contractual or legal obligation binding on the Company or any of its subsidiaries with respect to such open source software except as would not reasonably be expected to have a Material Adverse Effect; or (b) in a manner that requires any software owned by the Company or any of its subsidiaries to be made available in source code form or be redistributable for no license fee.

(xx)         Except as described in the Prospectus and the Pricing Disclosure Package, to the knowledge of the Company, there has been no material security breach, unauthorized access, use, disclosure, modification, destruction or other compromise of the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including all personal information, personal data, personally identifiable information or similar information and the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”), and the Company and its subsidiaries have no knowledge of any event or condition that would reasonably be expected to result in, any such material security breach, unauthorized access, use, disclosure, modification, destruction or other compromise of their IT Systems and Data. The Company and its subsidiaries employ commercially reasonable physical, technical, and organizational security measures, policies and procedures designed to protect all IT Systems and Data from and against material unauthorized access, use and/or disclosure. Except as described in the Prospectus and the Pricing Disclosure Package, the Company and its subsidiaries have been and are presently in material compliance with all applicable laws, regulations, statutes, judgments, orders, rules, directives and decrees of any court or arbitrator or governmental or regulatory authority, company policies, industry standards, contractual obligations, and any other legal obligations relating to the (i) privacy and security of IT Systems and Data and (ii) the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification (collectively, the “Privacy and Security Requirements”), in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect, and the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices. The execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach or violation of any Privacy and Security Requirements, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(yy)        No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package, the Prospectus or any “road show” (as defined in Rule 433 under the Securities Act) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(zz)         The Company has no debt securities or preferred stock rated by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act.

Any certificate signed by any officer of the Company and delivered to the Agents in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Agents.

2.      Sale and Delivery of Stock.

(a)          Subject to the terms and conditions set forth herein, the Company agrees to issue and sell through each Agent, as sales agent, and each Agents agree to use its commercially reasonable efforts to sell as sales agent for the Company, the Stock. Sales of Stock, if any, through an Agent acting as sales agent or directly to an Agent acting as principal will be made at the Company’s instruction at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices (i) by means of ordinary brokers’ transactions, to or through the Exchange or any other market venue where the Stock may be traded, in transactions deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act, (ii) in privately negotiated transactions, which may include block trades or through a combination of any such methods of sale or (iii) any other method permitted by law.

(b)          The Stock is to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agents on any trading day (other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) that the Company has instructed any Agent to make such sales. On any Trading Day, the Company may instruct any Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged (including, without limitation, by telecopy or e-mail) by such Agent) as to the maximum number of shares of Stock to be sold by such Agent on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per share of Stock at which such Stock may be sold. Subject to the terms and conditions hereof, the applicable Agent shall use its commercially reasonable efforts to sell all of the shares of Stock so designated by the Company. On any Trading Day that the Company wishes to sell any shares of Stock, the Company may sell such shares through only one Agent.

(c)          Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and none of the Agents shall be obligated to use their commercially reasonable efforts to sell, any shares of Stock (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number in excess of the number of shares of Stock authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents in writing. In addition, the Company or the Agents may, upon notice to the other party or parties hereto, as applicable, by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged (including, without limitation, by telecopy or e-mail) by the Agents), suspend the offering of the Stock for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Stock sold hereunder prior to the giving of such notice. During any such suspension period, the Company’s obligations to provide certificates, legal opinions and comfort letters, and assist with diligence reviews pursuant to Section 5 of this Agreement shall also be suspended, unless otherwise agreed between the Company and the Agents.

(d)          Under no circumstances shall the aggregate offering price or number, as the case may be, of shares of Stock sold pursuant to this Agreement exceed the aggregate offering price or number, as the case may be, of shares of Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for sale under the Prospectus and the then currently effective Registration Statement, or (iii) authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents in writing. In addition, under no circumstances shall any shares of Stock be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents in writing.

(e)          If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Stock, it shall promptly notify the other parties hereto, and sales of Stock under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)           The gross sales price of any Stock sold under this Agreement shall be the market price for shares of the Company’s Common Stock sold by the Agent acting as sales agent under this Agreement on the Exchange at the time of such sale. The compensation payable to such Agent for sales of Stock shall be at a mutually agreed rate not to exceed 2.0% of the gross sales price of the shares of Stock sold pursuant to this Agreement. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or other similar fees, taxes or charges imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Stock (the “Net Proceeds”). The applicable Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required.

(g)          The Agent acting as sales agent hereunder shall provide written confirmation to the Company following the close of trading on the Exchange each day on which Stock is sold under this Agreement setting forth the number of shares of Stock sold on such day, the gross sales prices of the Stock, the Net Proceeds to the Company and the compensation payable by the Company to such Agent with respect to such sales.

(h)          Until May 28, 2024, settlement for sales of Stock will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, and after May 28, 2024, settlement for sales of Stock will occur on the first business day that is also a Trading Day following the trade date on which such sales are made, in each case, unless another date shall be agreed to by the Company and the Agent acting as sales agent hereunder (each such day, a “Delivery Date”). On each Delivery Date, the Stock sold through such Agent for settlement on such date shall be delivered by the Company to such Agent against payment of the Net Proceeds from the sale of such Stock. Settlement for all Stock shall be effected by book-entry delivery of shares of Stock to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Stock in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Stock on any Delivery Date, the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company, and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default. If the applicable Agent breaches this Agreement by failing to deliver the applicable Net Proceeds on any Delivery Date for Stock delivered by the Company, the Agent will pay the Company interest based on the effective overnight federal funds rate until such proceeds, together with such interest, have been fully paid.

(i)           Except as may be mutually agreed upon by the Company and the Agents in writing, sales pursuant to this Agreement may not be requested by the Company and need not be made by the Agents during any period in which the Company is or could be deemed to be, in possession of material non-public information.

(j)           For the avoidance of doubt, nothing in this Agreement shall be deemed to prohibit the Agents from purchasing any Stock that is issued and sold by the Company through the Agents in accordance with the terms and conditions of this Agreement.

3.      Further Agreements of the Company and the Agents. (a) The Company agrees:

(i)           To make no further amendment or any supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, except as provided herein; to advise the Agents of the time when any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish the Agents with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Agreement; to advise the Agents, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (including, without limitation, any document incorporated by reference in any of the foregoing) or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii)          During any period when the delivery of a prospectus is required in connection with the offering or sale of Stock, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if in the opinion of counsel for the Agents, for any other reason it shall be necessary to amend or supplement the Prospectus (including, without limitation, any document incorporated by reference therein) in order to comply with the Securities Act or the Exchange Act, to notify the Agents and, upon their reasonable request, to file such document and to prepare and furnish without charge to the Agents and to any dealer in securities as many copies as the Agents may from time to time reasonably request of an amended or supplemented Prospectus (or incorporated document, as the case may be) that will correct such statement or omission or effect such compliance.

(iii)         To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Agents, be required by the Securities Act or requested by the Commission.

(iv)        To deliver promptly to the Agents and to counsel for the Agents a signed copy of each amendment to the Registration Statement filed with the Commission, including all consents and exhibits filed therewith. To deliver promptly to the Agents such number of the following documents as the Agents shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus, and (D) any document incorporated by reference in the Prospectus.

(v)          To pay the applicable Commission filing fees relating to the Stock within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(vi)         Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus related to the Stock, to furnish a copy thereof to the Agents and counsel for the Agents and obtain the consent of the Agents to the filing.

(vii)        Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Agents.

(viii)       To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. During any period when the delivery of a prospectus is required in connection with the offering or sale of Stock, if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus in order to comply with the Securities Act, to notify the Agents and, upon their reasonable request, to file such document and to prepare and furnish without charge to the Agents as many copies as the Agents may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(ix)         The Company will make generally available to its securityholders and to the Agents as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of and Rule 158 under the Securities Act. For the avoidance of doubt, the Company’s compliance with the reporting requirements of the Exchange Act shall be deemed to satisfy this Section 3(ix).

(x)           Promptly from time to time to take such action as the Agents may reasonably request to qualify the Stock for offering and sale under the securities or blue sky laws of Canada and such other jurisdictions as the Agents may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Stock; provided that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(xi)         The Company will cooperate timely with any reasonable due diligence review conducted by the Agents or their counsel from time to time in connection with the transactions contemplated hereby, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

(xii)        Upon commencement of the offering of Stock under this Agreement and promptly after each (A) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) in connection with the filing of any report or other document under Section 13, 14 or 15(d) of the Exchange Act or (2) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a “Registration Statement Amendment Date”) and (B) date on which the Company shall file an Annual Report on Form 10-K, Quarterly Report on Form 10-Q or a Current Report on Form 8-K containing amended financial information (other than an earnings release or other information that is “furnished” pursuant to Item 2.02 or Item 7.01 of Form 8-K), including any date on which an amendment to any such document is filed (each such date, a “Company Periodic Report Date,” and each Company Periodic Date and Registration Statement Amendment Date, a “Representation Date”), the Company will furnish or cause to be furnished forthwith to the Agents (i) a written certificate dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form reasonably satisfactory to the Agents and their counsel, of the same tenor as the letter referred to in Section 5(d) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package, as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the date of such letter, and (ii) a certificate dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(h) of this Agreement which were last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(h), but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the time of delivery of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) above, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time. The requirement to provide certificates pursuant to this Section 3(xii) shall be waived for any Representation Date occurring at a time at which no instruction to any Agent to sell Stock pursuant to this Agreement has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Stock following any such Representation Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents such certificates pursuant to this paragraph, then before the Company instructs an Agent to sell Stock pursuant to this Agreement, the Company shall furnish or cause to be furnished to the Agents such certificates.

(xiii)       Upon commencement of the offering of Stock under this Agreement, and promptly after each (A) Registration Statement Amendment Date and (B) Company Periodic Report Date, (i) the Company will furnish or cause to be furnished to the Agents and to counsel to the Agents the written opinion and letter of Latham & Watkins LLP, dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance reasonably satisfactory to the Agents and their counsel, of the same tenor as the opinion and letter referred to in Section 5(e) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the time of delivery of such opinion and letter, and (ii) Davis Polk & Wardwell LLP will furnish or cause to be furnished to the Agents its written opinion and letter, dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance reasonably satisfactory to the Agents, of the same tenor as the opinion and letter referred to in Section 5(f) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the time of delivery of such opinion and letter; provided that, in lieu of any such opinion and letter, each counsel last furnishing such letter to the Agents may furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) above, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time. The requirement to provide opinions and letters of counsel pursuant to this Section 3(xiii) shall be waived for any Representation Date that is a Company Periodic Report Date occurring at a time at which no instruction to any Agent to sell Stock pursuant to this Agreement has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Stock following any such Representation Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents such opinions and/or letters of counsel pursuant to this paragraph, then before the Company instructs an Agent to sell Stock pursuant to this Agreement, the Company shall furnish or cause to be furnished to the Agents such opinions and/or letters of counsel.

(xiv)       Upon commencement of the offering of Stock under this Agreement, and promptly after each (A) Registration Statement Amendment Date and (B) Company Periodic Report Date, the Company will cause Deloitte & Touche LLP, or other independent accountants reasonably satisfactory to the Agents, to furnish to the Agents a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agents and their counsel, of the same tenor as the letter referred to in Section 5(g) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package, as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) above, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time. The requirement to provide a comfort letter pursuant to this Section 3(xiv) shall be waived for any Representation Date that is a Company Periodic Report Date occurring at a time at which no instruction to any Agent to sell Stock pursuant to this Agreement has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Stock following any such Representation Date when the Company relied on such waiver and did not cause Deloitte & Touche LLP to furnish to the Agents such comfort letter pursuant to this paragraph, then before the Company instructs an Agent to sell Stock pursuant to this Agreement, the Company shall cause to be furnished to the Agents such comfort letter.

(xv)        The Company consents to each Agent trading in the Company’s Common Stock for each Agent’s own account and for the account of its clients at the same time as sales of Stock occur pursuant to this Agreement.

(xvi)       If to the knowledge of the Company, all filings required by Rule 424 and Rule 433 under the Securities Act in connection with this offering shall not have been made or the representation in Section 1(a) shall not be true and correct on the applicable Delivery Date, the Company will offer to any person who has agreed to purchase Stock from the Company as the result of an offer to purchase solicited by an Agent the right to refuse to purchase and pay for such Stock.

(xvii)      The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of shares of Stock sold through the Agents under this Agreement and the Net Proceeds to the Company.

(xviii)     The Company will not, during any period beginning on the third Trading Day immediately prior to the most recent date the Company has provided any Agent instruction to sell Stock pursuant to Section 2 hereof and ending the third Trading Day immediately following the Delivery Date relating to such instruction, without (A) giving the Agents at least five business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale, and (B) the Agents suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agents in light of the proposed sale, pledge or disposition, as the case may be, directly or indirectly, (x) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (other than (i) the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or (ii) pursuant to currently outstanding options, warrants, rights or convertible debt securities not issued under one of those plans, in each case, as disclosed in the Registration Statement and the Prospectus), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof and disclosed in the Registration Statement and the Prospectus), (y) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (z) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8), or (iv) publicly disclose the intention to do any of the foregoing. The foregoing sentence shall not apply to the Stock to be offered and sold through the Agents pursuant to this Agreement and shall not apply during any fiscal quarter during which no instruction to any Agent to sell Stock pursuant to this Agreement has been delivered by the Company or is pending.

(xix)        To apply the Net Proceeds from the sale of the Stock being sold by the Company substantially in accordance with the description as set forth in the Prospectus and the Pricing Disclosure Package under the caption “Use of Proceeds.”

(xx)         The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(xxi)        The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Agents’ obligations hereunder.

(b)           The Agents agree that they shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by the Agents in connection with the offering or sale of the Stock without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this Section 3(b), shall not be deemed to include information prepared by or on behalf of the Agents on the basis of or derived from such issuer information.

4.      Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay: (a) all costs, expenses, fees and taxes incident to and in connection with (i) the authorization, issuance, sale and delivery of the Stock, including any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock, (ii) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto; (iii) the distribution of the Registration Statement (including any exhibits thereto), the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement, (iv) the production and distribution of this Agreement, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock, (vi) the listing of the Stock on the Exchange and/or any other exchange, (vii) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 3(a)(x) and the preparation, printing and distribution of a blue sky memorandum (including related fees and expenses of counsel to the Agents), (viii) the preparation, printing and distribution of one or more versions of the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Agents) and (ix) the investor presentations on any “road show” undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; (b) the reasonable fees and disbursements of each of the Company’s and Agents’ counsel and of the Company’s accountants; and (c) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement. The fees and disbursements of Agents’ counsel pursuant to subsections (a)(vii) and (b) above shall not exceed (A) $125,000 in connection with the execution of this Agreement, (B) $25,000 for each Company Periodic Date occurring in connection with the filing by the Company of a Quarterly Report on Form 10-Q and (C) $50,000 for each Company Periodic Date occurring in connection with the filing by the Company of an Annual Report on Form 10-K; provided that each of (B) and (C) shall only apply with respect to Company Periodic Dates on which the Company is required to provide a certificate pursuant to Section 3(xii).

5.      Conditions of Agents’ Obligations. The obligations of the Agents hereunder are subject to the accuracy, when made and on the date of this Agreement, each Registration Statement Amendment Date, each Company Periodic Report Date, each Applicable Time and each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)           The Prospectus Supplement shall have been timely filed with the Commission pursuant to Rule 424(b) under the Securities Act on or prior to the date hereof, and the Company shall have complied with all other requirements applicable to the Prospectus or any supplement thereto under Rule 424(b) (without giving effect to Rule 424(b)(8)). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceeding or examination for such purpose or pursuant to Section 8A under the Securities Act shall have been initiated or, to the knowledge of the Company, threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)          The Agents shall not have discovered and disclosed to the Company that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Davis Polk & Wardwell LLP, counsel for the Agents, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)           All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Agents, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)          The Agents shall have received from the Chief Financial Officer of the Company a written certificate, delivered and dated on each date specified in Section 3(a)(xii), certifying to certain financial and other information included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package.

(e)          Latham & Watkins LLP shall have furnished to the Agents its written opinion and negative assurance letter, as counsel to the Company, addressed to the Agents and delivered and dated on each date specified in Section 3(a)(xiii) hereof, in form and substance reasonably satisfactory to the Agent.

(f)           The Agents shall have received from Davis Polk & Wardwell LLP, counsel for the Agents, such opinion and negative assurance letter, addressed to the Agents and delivered and dated on each date specified in Section 3(a)(xiii) hereof, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)          At the dates specified in Section 3(a)(xiv) hereof, the Agent shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Agents, addressed to the Agents and dated the date of delivery thereof, (i) confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date of the date of delivery thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus and the Pricing Disclosure Package, as of a date not more than three business days prior to the date of delivery thereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” in connection with registered public offerings.

(h)          (i) Upon commencement of the offering of Stock under this Agreement, the Company shall have furnished to the Agents a certificate of an officer in a form satisfactory to the Agents stating the minimum price for the sale of such Stock pursuant to this Agreement and the maximum number of shares of Stock that may be issued and sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Company’s board of directors or a duly authorized committee thereof or, in connection with any amendment, revision or modification of such minimum price or maximum share number or amount, a new certificate with respect thereto, and (ii) on each date specified in Section 3(a)(xii), the Company shall have furnished to the Agents a certificate, dated such date, of its Chief Executive Officer and its Chief Financial Officer as to such matters as the Agents may reasonably request, including, without limitation, a statement:

(A) That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of the applicable date specified in Section 3(a)(xii), and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such applicable date;

(B)  That no stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto;

(C)  That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (1) (x) the Registration Statement, as of each Effective Date, (y) the Prospectus, as of its date and on the applicable date specified in Section 3(a)(xii), and (z) the Pricing Disclosure Package, as of each Applicable Time and as of the applicable date specified in Section 3(a)(xii), did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (2) no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(D) To the effect of Section 5(i) (provided that no representation with respect to the judgment of the Agents need be made).

(i)           (1) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus and the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (2) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, the effect of which, in any such case described in clause (1) or (2), is, individually or in the aggregate, in the reasonable judgment of the Agents, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or sale of the Stock on the terms and in the manner contemplated in the Prospectus.

(j)           Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has been registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market) or (B) trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis, either within or outside the United States, in each case as to make it, in the judgment of the Agents, impracticable or inadvisable to proceed with the offering or sale of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k)          The Exchange shall have approved the Stock for listing, subject only to official notice of issuance.

(l)           On or prior to each Delivery Date, the Company shall have furnished to the Agents such further certificates and documents as the Agents may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Agents.

6.      Indemnification and Contribution.

(a)          The Company hereby agrees to indemnify and hold harmless each of the Agents, its affiliates, directors, officers and employees and each person, if any, who controls such Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which such Agent or that affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by the Agents, , (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Agent and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Agent or that affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application in reliance upon and in conformity with written information concerning the Agents furnished to the Company by the Agents specifically for inclusion therein, which information consists solely of the information specified in Section 6(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Agent or to any affiliate, director, officer, employee or controlling person of such Agent.

(b)          The Agents shall indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Agents furnished to the Company by the Agents specifically for inclusion therein, which information is limited to the information set forth in Section 6(e).

(c)          Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party and shall pay the fees and expenses of such counsel. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 6 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d)          If the indemnification provided for in this Section 6 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the relevant Agents on the other hand, from the offering of the Stock, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the relevant Agents, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agents, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total Net Proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total commissions received by the Agents under this Agreement, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), none of the Agents shall be required to contribute any amount in excess of the total underwriting discounts and commissions received by it with respect to the offering of Stock under the Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)          The Agents confirm and the Company acknowledges and agrees that the following statements in the Prospectus are correct and constitute the only information furnished in writing to the Company by or on behalf of the Agent specifically for inclusion in the Registration Statement, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials: the last sentence of the first paragraph under “Plan of Distribution.”

7.      Termination. The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that with respect to any pending sale through an Agent for the Company, the obligations of the Company, including in respect of compensation of such Agent, shall remain in full force and effect notwithstanding such termination and the provisions of Sections 1, 4, 6, 7, 8, 9, 10, 11, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(a)          Each of the Agents shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 4, Section 6, and Section 12 of this Agreement shall remain in full force and effect notwithstanding such termination. For the avoidance of doubt, in the event of any such termination by an Agent, this Agreement will continue to remain in full force and effect with respect to the other Agents.

(b)          This Agreement shall remain in full force and effect unless terminated pursuant to Section 7(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 4, Section 6, and Section 7 of this Agreement shall remain in full force and effect.

(c)          Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Delivery Date for any sale of Stock, such sale shall settle in accordance with the provisions of Section 2(h) hereof.

8.      Research Analyst Independence. The Company acknowledges that each Agent’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of such Agent’s investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against such Agent with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Agent’s investment banking divisions. The Company acknowledges that each Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

9.      No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Agents may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any Agent: (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and any Agent, on the other hand, exists; (b) none of the Agents is acting as an advisor, expert or otherwise, or providing a recommendation or investment advice, to the Company, including, without limitation, with respect to the determination of the terms of the offering of the Stock, and such relationship between the Company, on the one hand, and such Agent, on the other hand, is entirely and solely commercial, based on arms-length negotiations and, as such, not intended for use by any individual for personal, family or household purposes; (c) any duties and obligations that any Agent may have to the Company shall be limited to those duties and obligations specifically stated herein; (d) each Agent and its affiliates may have interests that differ from those of the Company; and (e) this Agreement does not constitute a solicitation of any action by any Agent. The Company hereby (x) waives any claims that the Company may have against any Agent with respect to any breach of fiduciary duty in connection with this offering and (y) agrees that none of the activities of any Agent in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by such Agent with respect to any entity or natural person. The Company has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

10.  Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)          if to the Agents, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 6(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and Virtu Americas LLC, 1633 Broadway, New York, New York 10019, with copies to jlumby@virtu.com, jfeldman@virtu.com, clumby@virtu.com and atm@virtu.com; and

(b)          if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Legal Officer, Email: Legal@opendoor.com.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the applicable Agent as to such Agent.

11.  Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Agents, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of each Agent and each person or persons, if any, who control any Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (b) the indemnity agreement of the Agents contained in Section 6(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

12.  Survival. The respective indemnities, rights of contributions, representations, warranties and agreements of the Company and the Agents contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

13.  Definition of the Terms “Business Day, “Affiliate” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405.

14.  Governing Law. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law).

15.  Waiver of Jury Trial. The Company and the Agents hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16.  Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 16, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.  Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered by one party to any other party by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18.  Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

If the foregoing correctly sets forth the agreement between the Company and the Agents, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Opendoor Technologies Inc.

By:	/s/ Christina Schwartz
Name: Christina Schwartz
Title: Interim Chief Financial Officer

[Signature Page to Sales Agreement]

Accepted:
Barclays Capital Inc.
By:	/s/ Jamie Turturici
Name: Jamie Turturici
Title: Head of Barclays Technology Equity Capital Markets

Virtu Americas LLC

By:	/s/ Joshua R. Feldman
Name: Joshua R. Feldman
Title: Managing Director

[Signature Page to Sales Agreement]